De Leon & Company, P.A. CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS 510 NW 159th Lane Pembroke Pines, Florida 33028 (954) 445-6478 fax 1-888-640-6161
WWW.DLCPAS.COM

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1/A3 Registration Statement of CAT9 Group, Inc. and Subsidiaries (‘the registrant”) to be filed on or around March 29, 2018 our reports on the registrant’s financial statements which are included on the registrant’s Form 10-K filed with the Securities and Exchange Commission (SEC) on March 29, 2018 for the periods ended December 31, 2016 and 2017 which appears in such Form S-1, and to the reference to our Firm under the caption "Experts" in such filing.

Certified Public Accountants

March 29, 2018

MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	BOARD CERTIFIED IN BUSINESS APPRAISALS
INSTITUTE OF MANAGEMENT ACCOUNTANTS	CERTIFIED MANAGEMENT ACCOUNTANT
INSTITUTE OF FRAUD EXAMINERS	CERTIFIED IN FINANCIAL MANAGEMENT
MASTERS IN BUSINESS ADMINISTRATION

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